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 CUSIP No. 00758B109                  13-G                   Page 7  of  8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                NOVEMBER 10, 2000
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               MORGAN STANLEY DEAN WITTER & CO. and MORGAN STANLEY & CO.

               INCORPORATED hereby agree that, unless  differentiated,  this

               Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Dennine Bullard
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            Dennine Bullard / Morgan Stanley & Co. Incorporated

            MORGAN STANLEY & CO. INCORPORATED

            BY: /s/ Dennine Bullard
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            Dennine Bullard / Morgan Stanley & Co. Incorporated

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).